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                                                                      EXHIBIT 11

                   WITCO CORPORATION AND SUBSIDIARY COMPANIES
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                                             Three Months Ended
                                                                                  March 31,
                                                                         ----------------------------
                                                                            1997            1996
                                                                         ------------    ------------
                                                                            (In Thousands Except
                                                                               Per Share Data)
PRIMARY

  Income from Continuing Operations                                         $19,939         $25,581
  Dividend requirements of preferred stock                                       (4)             (5)
                                                                         ------------    ------------
      Total                                                                  19,935          25,576
  Income from Discontinued Operations                                             -             340
                                                                         ------------    ------------
  Net Income                                                                $19,935         $25,916
                                                                         ============    ============
  Weighted average shares outstanding                                        56,851          56,483
  Assumed conversions:
      Stock options                                                             213             412
                                                                         ------------    ------------
      Total                                                                  57,064          56,895
                                                                         ============    ============
  Per share amounts:
      Income from Continuing Operations                                    $    .35       $     .45
      Income from Discontinued Operations                                         -             .01
                                                                         ------------    ------------
      Net Income                                                           $    .35      $      .46
                                                                         ============    ============
FULLY DILUTED

  Income from Continuing Operations                                         $19,939         $25,581
  Income from Discontinued Operations                                             -             340
                                                                         ------------    ------------
  Net Income                                                                $19,939         $25,921
                                                                         ============    ============
  Weighted average shares outstanding                                        56,851          56,483
  Assumed conversions:
      Stock options                                                             302             540
      Preferred stock                                                           108             115
                                                                         ------------    ------------
      Total                                                                  57,261          57,138
                                                                         ============    ============
  Per share amounts:
      Income from Continuing Operations                                    $    .35      $      .44
      Income from Discontinued Operations                                         -             .01
                                                                         ------------    ------------
      Net Income                                                           $    .35      $      .45
                                                                         ============    ============


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